TRANSLATION

FORTIS BANK	FREE TRANSLATION	Montagne du Parc 3 B-1000 Brussels RPM/RPR 0403.199.702 VAT BE 403.199.702 M.A.E. n° 1900

GENERAL LENDING CONDITIONS FOR CORPORATE CUSTOMERS *

*	The provisions in italics only apply if the borrower and/or the third-person guarantor - if any - are natural persons.

Article 1 - Scope of application

The following provisions concerning credit facilities govern the relationship between:

-	Fortis Bank NV, hereinafter referred to as "the bank";
-

the beneficiary(ies) of the credit facility, hereinafter referred to as "the borrower"; in the event of more than one borrower, the bank is entitled to use the word "borrower" to refer to each of them;

-

any other persons who have, directly or indirectly, issued a security or an undertaking of any kind in favour of the bank, hereinafter referred to as "the third-party guarantor"; in the event of more than one third-party guarantor, the bank is entitled to use the word "guarantor" to refer to each of them.

Article 2 - Credit facilities

All credit facilities are governed by the following:

-

in the first instance, by the letter and/or the separate agreement granting the credit facility or a form of utilisation and which set out the terms and conditions proper to each individual credit facility or form of utilisation, hereinafter referred to as "the letter granting the credit facility" or the "credit facility agreement";

-	and by all other documents and agreements relating to the credit facility, including the deeds in which the security or undertakings are issued;
-	then by these General Conditions insofar as they are referred to in the letter granting the credit facility or agreement and subject to any exceptions expressly stipulated in writing;
-	and finally, by Fortis Bank's General Terms and Conditions for all cases not provided for in these General Conditions.

Article 3 - Entry into force, amendments and term

§ 1.	Entry into force

Without prejudice to the application of Article 4, § 1, the credit facility or any amendment thereto shall take effect on the date on which the letter granting the credit facility or the credit facility agreement or the document noting the amendment is signed by the bank and the borrower.

§ 2.	Amendments

Amendments relating to the credit facility or events, including those stipulated in Articles 13 and 14, entail no novation. Insofar as may be necessary, the security shall remain in force. The bank is not obliged to inform the third-party guarantor of such amendments or events.

§ 3.	Term

Without prejudice to the application of Articles 18, 19 and 20, the credit facility is granted for an indefinite period.

Article 4 - Availability and forms of utilisation

§ 1.	Availability

The credit facility may not be used for purposes, which give rise to the application of the laws on consumer credit or mortgage loans

The credit facility may only be used once all the formalities required for the execution and perfection of the agreed security - in the required ranking - and all other terms and conditions have been duly fulfilled.

No borrowing in excess of the agreed limit or in excess of the limit for any particular form of utilisation is permitted. If, despite this, a utilisation in excess of the agreed limit does occur, the amount concerned must be settled immediately; the fact that excess borrowing has occurred does not give rise to any entitlement to maintaining or repeating such excess borrowing.

§ 2.	Forms of utilisation

The credit facility may be available in various forms. The borrower and the bank determine the forms of utilisation available in the original letter granting the credit facility or the credit facility agreement or by subsequent amendment thereto.

Article 5 - Account - single nature of the account - set-off clause

§ 1.	Utilisations in various forms of the credit facility are in principle booked to one or more accounts.

Save for an agreement to the contrary, all the accounts opened by the bank for one and the same borrower - in Belgian francs, euros or foreign currency - form an integral part of a single, indivisible account, regardless of where they are held. Consequently the bank is entitled to amalgamate the accounts or effect partial or complete offsetting transactions between the accounts with a debit balance and accounts with a credit balance and vice versa - the final balance so obtained determines the borrower's account situation.

All banking transactions between the bank and the borrower shall occur as part of an overall business relationship between the two. All transactions between a borrower and the bank are therefore linked inter se. Consequently,

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without prejudice to the provisions of the previous paragraph, the bank is at all times entitled - even after bankruptcy or any other cause of concurrence - to offset the credit and debit balances of the various accounts against each other as and how it deems fit.

If either the transfer or offsetting between the various accounts requires the conversion of foreign currency, this shall be done at the rate applying at the time of conversion.

§ 2.	The bank is entitled to debit all amounts owed to it in principal, interest and incidental charges from the borrower's account. This entails no novation.
§ 3.	Interest
-

If the borrower has an overdraft facility, interest on overdrawn amounts shall be charged at the agreed debit interest rate for overdraft in the currency concerned. In the event of borrowing in excess of the maximum amount available for utilisation under the credit facility or the maximum amount available for a particular form of utilisation or combination of forms of utilisation, or in the event of termination of the credit facility pursuant to Articles 19 and 20, the borrower shall, in addition to the debit interest rate for overdraft in the currency concerned, be liable for payment of a fee of 6% per annum calculated on the amount of the excess borrowing (if applicable) or on the amounts to be repaid in the event of termination of the credit facility. The rule for excess borrowing also applies for obligations under the credit facility unpaid but not booked to the account on the expiry date. The bank may amend the percentage of the fee at any time.

-

If the borrower does not have an overdraft facility, interest on debit balances in the cases stipulated in the previous paragraph is charged at the debit interest rate applied by the bank for current accounts in the currency concerned.

Article 6 - Interest, commissions and charges

Interest, commissions and charges are calculated for each form of utilisation. The bank may amend the levels of interest, commissions and charges at any time in accordance with the market conditions.

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Notification of such amendment may be made by means of a letter sent to the borrower by ordinary mail or by means of an advice included with the account statements provision by the bank of the copy of the said letter or advice shall constitute adequate proof that it has been sent to the borrower; the borrower is assumed to have accepted such amendments if it does not terminate the credit facility or form of utilisation in question by means of a registered letter to this effect to the bank within thirty (30) days of dispatch by the bank of the letter or advice notifying the borrower of such amendments.

Article 7 - Joint and several liability -"Ondeelbaarheid" ("Indivisibility")

All the borrowers' obligations - both active and passive - towards the bank are given under joint and several, and "indivisible" liability, with the most extensive consequences of "ondeelbaarheid". Consequently, each borrower is entitled to undertake all transactions with the bank severally, with its signature binding all the other borrowers.

The third party-guarantors, who provide sureties, are jointly and severally, and "indivisibly" liable towards the bank in conjunction with the borrowers.

Notwithstanding Articles 1210 and 1285 of the Belgian Civil Code, after one or more of the borrowers or third-party guarantors have been discharged from their obligations, all the others remain liable for the entire amount, without it being necessary for the bank to reserve its rights against them. Such discharge entails no novation and the credit facility continues to be secured by the sureties already issued. The bank is also entitled to have the sureties re-issued or confirmed by the persons who issued them.

Article 8 - General pledge

In order to secure the due repayment of all amounts owed to the bank, the borrower pledges in favour of the bank:

-

all present and future claims against and deposits with the bank, relating to the current accounts, deposit accounts or custody accounts or any other accounts opened with the bank. As debtor of the claims, the bank hereby expressly acknowledges that it is aware of this pledge.

-

all present and future claims on third parties, for any reason whatsoever, including trade receivables and other amounts receivable from customers, payments on account of services, claims arising from income from personal property or real estate, claims on credit institutions or other financial institutions, claims in respect of damages, pensions, insurance pay-outs, compensation in respect of social security, or claims on the government under tax regulations.

Article 9 - Disclosure requirement - Supervision

§ 1.

The borrower and third-party guarantor shall advise the bank immediately of all relevant developments in their business affairs, any amendments to their powers of representation, change of domicile, registered office or centres of operation or the creation of additional centres of operation, and notify the bank of any facts which must be disclosed pursuant to statutory provisions.

Inter alia, they are obliged to give notification of any circumstance or action as referred to in Article 20.

The borrower shall provide the bank with a copy of all accounting statements it is legally obliged to draw up as soon as they are available.

§ 2.

The bank is entitled to send its representatives to undertake specific examinations in situ, or appoint third parties to undertake such examinations at the borrower's or third-party guarantor's premises or otherwise; the borrower shall be liable for the costs involved. The borrower and the third-party guarantor shall, inter alia, at the request of such persons or the bank, immediately provide any information which such persons or the bank deem necessary in order to form an accurate opinion of the situation of the borrower or the third-party guarantor at all times, more especially in respect of their stocks, trade and other receivables, order books and financial situation, and to ensure that the borrower or third-party guarantor is in compliance with all regulations, including town planning regulations and laws on the environment.

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The bank is entitled to have a soil examination carried out on the property of the borrower or the third-party guarantor; the borrower shall be liable for the costs involved.

Article 10 – Insurance

All movable and immovable assets for the purpose of or serving for the borrower's profession or business activity and all movable and immovable assets of the borrower or of a third-party guarantor encumbered with a mortgage or charge in favour of the bank or for which a promise or power of attorney to take a mortgage or charge has been issued in its favour or an undertaking not to grant a mortgage in favour of a third party, grant a charge or dispose of the said property has been issued, must be insured for an adequate amount with an insurance company approved by the bank for its value as new covering the risk of theft, fire, water damage, storm damage, lightning, explosion, falling aircraft and spacecraft, glass breakage, tenant's liability and recourse by neighbours. In the absence of such insurance, the bank may itself take out an insurance policy and pay the premiums due by the borrower, without the bank bearing any liability.

The borrower shall request the bank's approval for the loss settlement it wishes to agree with the insurer. This provision also applies to the third-party guarantor in respect of the assets to which the security or undertaking issued by the said guarantor applies. The borrower and third party guarantor shall, as soon as such asset is subject to damage, immediately provide the bank with all relevant details of such damage and the insurer.

Article 11 - Duties, costs, fees and expenses

All costs, duties, stamp duty and registration duty, fees, notification fees and fees for renewal and discharge and in general all costs deemed necessary by the bank to execute and maintain the security, supervision and monitoring of the credit facility and, if applicable, compulsory levy under attachment shall be payable by the borrower and may be debited to the borrower's account by the bank.

Article 12 – Booking Payments

All payments relating to the credit facility effected by the borrower or a third party on behalf of the borrower are made to the bank's registered office net of any present or future deductions, duties or taxes whatsoever; the borrower is liable for the costs of such payments. If applicable, an additional amount must be paid to ensure that the bank always receives the net amounts agreed under the credit facility.

If, pursuant to the credit facility or for any other reason whatsoever, the bank has various claims against the borrower, the bank is entitled to book payments made by the borrower or by a third party on behalf of the borrower against such claim as it deems fit. Amounts paid by the borrower or by third parties on behalf of the borrower shall first be booked against the unsecured portion of the claim.

Article 13 – Decease

In the event of decease of the borrower or of one of the borrowers, the credit facility is automatically suspended from the time that the bank is informed in writing of such decease, without prejudice to the bank's right to invoke the fact if it becomes aware of this through other means. This suspension does not preclude interest and commissions continuing to be charged.

Suspension of the credit facility in the event of decease does not prevent the bank from remaining entitled to terminate the credit facility on the basis of the provisions of Articles 19 and 20 of these General Conditions. For this purpose, the bank has a period of three months commencing at the time stipulated in the previous paragraph.

If the bank does not avail itself of this right to termination, the credit facility shall be maintained with the same provisions and at the same terms and conditions by some or all of the deceased's legal assigns, together with the surviving borrowers, if any. The bank is entitled to require the express, written consent of the legal assigns for whom the credit facility is maintained and of those for whom the credit facility is not maintained and may likewise request that an authorised representative be appointed to represent the legal assigns and any remaining borrowers in their dealings with the bank.

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Maintenance of the credit facility by the legal assigns, together with any discharge of their obligations granted by the bank to some of the legal assigns, entails no novation and the credit facility continues to be secured by the security already issued. The bank may also require the security to be re-issued or confirmed by the person(s) issuing them or the legal assigns. The security, including those issued by the deceased borrower, shall continue to secure all the obligations of the legal assigns on account of the credit facility; if the security was also issued to secure the borrower's future obligations towards the bank, other than those arising pursuant to the credit facility, it shall also secure such future obligations on the part of the legal assigns.

Article 14 -Demerger, merger and contribution of an entire business or line of business

A.

In the event of the demerger of a company which is a borrower, the credit facility is automatically continued at the same provisions and at the same terms and conditions with (i) the company(ies) to which the credit facility or debts arising under the credit facility are assigned in accordance with the demerger proposal and (ii) with the remaining borrowers, if any. The company(ies) to which the credit facility is not assigned in accordance with the demerger proposal shall also remain jointly and severally and "ondeelbaar" ("indivisibly") liable for the fulfilment of the obligations under the credit facility, including those arising from utilisations subsequent to the demerger, until such time as it is / they are duly discharged by the bank. If the demerger proposal does not specify the company to which the credit facility is assigned, all the companies involved in the demerger shall be jointly and severally and "ondeelbaar" ("indivisibly") liable for the fulfilment of the obligations under the credit facility, including those arising from utilisations subsequent to the demerger, and they may all continue to utilise the credit facility. The bank may request that an authorised representative be appointed to represent the legal assigns and any remaining borrowers in their dealings with the bank.

B.

In the event of the merger of a company which is a borrower, the credit facility is automatically continued at the same provisions and at the same terms and conditions with the company making the take-over or the new company arising from the merger, together with the remaining borrowers, if any.

C.

In the event of the contribution of all the assets or liabilities of a company which is a borrower in accordance with the provisions of the Commercial Code, and in the event of operations equivalent in law, the credit facility is automatically continued at the same provisions and at the same terms and conditions with the company acquiring the assets and liabilities, together with the remaining borrowers, if any. The same applies in the event of the contribution of a line of business of a company, which is a borrower in which this credit facility is included, in accordance with the regulations provided for in company law. The contributing company also remains jointly and severally and "ondeelbaar" ("indivisibly") liable for the fulfilment of the obligations under the credit facility, including those arising from utilisations subsequent to the transfer, until such time as it is duly discharged by the bank.

D.

The maintenance of the credit facility by the legal assigns in the cases referred to under A, B and C above - the bank should be duly notified of the events referred to as soon as possible - together with discharge from their obligations granted by the bank to some of the borrowers, entails no novation and the credit facility shall continue to be secured by the security already issued. The bank may also require the security to be re-issued or confirmed by the person(s) issuing them or the legal assigns. The security shall continue to secure all the obligations of the legal assigns on account of the credit facility; if the security was also issued to secure the borrowers' future obligations towards the bank, other than those arising pursuant to the credit facility, it shall also secure such future obligations on the part of the legal assigns, except in the event of transfer of line of business as specified under C above.

E.

The maintenance of the credit facility in the cases referred to under A, B and C above does not preclude the bank from maintaining the rights to terminate or suspend the credit facility on the basis of the provisions of Articles 19 and 20 of these General Conditions. For this purpose, the bank has a period of three months commencing at the time at which it is notified in writing by the borrowers or their legal assigns of the demerger, merger or contribution, without prejudice to the bank's right invoke the fact if it becomes aware of this through other means.

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Article 15 - Notification to the borrowers and third party guarantor(s)

The bank may at all times notify each of the borrowers or the third-party guarantor(s) or one of their legal assigns of the status of the borrowers' obligations. The third-party guarantor cannot oblige the bank to provide other information without the borrower's consent.

Article 16 - Obligations and recourse of the third-party guarantor and borrowers

The third-party guarantor cannot invoke the term granted to the borrower in the letter granting the credit facility or the credit facility agreement if the borrower itself no longer has the benefit of the term.

The third-party guarantor waives the benefit of Article 2037 of the Belgian Civil Code. The third-party guarantor issues the security and the undertakings independently of any other security.

A third-party guarantor which has made partial payment of the debt cannot submit any personal or subrogatory claim whatsoever or take recourse in any form whatsoever against the borrower or another third-party guarantor until such time as the bank has been repaid in full. The same principle applies in respect of the borrowers in the event of partial repayment by one of the borrowers.

Article 17 - Operations requiring the bank's consent

§ 1.

Until such time as the borrower has discharged all its obligations towards the bank, the borrower shall not, without the bank's prior consent in writing, let on lease assets who are for the purpose of, or used for, its profession or business activity, for more than nine years or with advance payment of more than one year's rental or grant a personal right of occupation. The same applies to the assets encumbered with a mortgage or other pledge in favour of the bank or for which a promise or power of attorney to take a mortgage or pledge in the bank's favour has been issued, or for which an undertaking not to grant a mortgage or pledge in favour of third parties or not to dispose of themhas been issued. Nor may the borrower, without the bank's prior consent in writing, contribute such assets, dispose of them or alter their purpose or nature. Nor may such assets, without the bank's prior consent in writing, be charged with in rem rights or an in rem security in favour of third parties, nor may a power of attorney be granted to this end.

§ 2.

The above-mentioned operations may not, without the bank's prior written consent, be carried out by a third-party guarantor which issues an in rem surety, in connection with the assets to which the surety issued or undertaking given by the said guarantor relates. The third-party guarantor which issues a personal surety may not carry out the above-mentioned operations in connection with the real estate which it owns or to which it has in rem rights.

§ 3.

The borrower shall not have its obligations towards third parties secured by sureties until such time as it has discharged all its obligations towards the bank. Nor may the borrower itself grant a surety for the obligations of third parties without the bank's prior consent in writing. Nor may a third-party guarantor which issues a surety issue a surety in favour of third parties without the bank's prior consent in writing.

§ 4.

The borrower undertakes not to request the granting of, increase in, renewal of, extension of or renewed utilisation of a credit facility or a loan from another financial institution without the bank's prior consent in writing.

Article 18 – Automatic termination

Upon expiry of a term stipulated for (i) a form of utilisation or (ii) a drawdown of a form of utilisation or (iii) in the event of maturity of (part of) the principal in one form of utilisation, the credit facility is automatically terminated for an equivalent amount, without the bank being required to give any notice to this effect.

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If automatic termination gives rise to borrowing in excess of the maximum amount of the credit facility or of one form of utilisation, the amount concerned shall be settled immediately, in accordance with Article 4, § 1, paragraph 3.

Article 19 – Suspension and termination with notice

§ 1.

The bank may, without being required to justify its decision , suspend utilisations under the credit facility or terminate the credit facility subject to thirty (30) days' notice to this effect by registered letter commencing as from the date of dispatch. Suspension or termination with notice may involve the credit facility as a whole or one or more forms of utilisation or the maximum amounts available for utilisation, both for the drawn and undrawn portion of the credit facility or the form of utilisation. New utilisations in a particular form after notification of suspension or termination shall only be possible in the amount outstanding at the time of dispatch of the notification of suspension or termination and provided that the term of such new utilisations does not extend beyond the day prior to the date on which suspension or termination takes effect. An existing suspension can only be lifted subject to the bank's consent.

Upon termination with notice, all amounts drawn down by the borrower in the forms subject to termination are to be repaid immediately at the time termination takes effect, with the exception of forms or utilisation for which a term has been set for repayment of the amounts drawn down, in which case the term for repayment remains unchanged.

§ 2.	Suspension or termination pursuant to the application of § 1 shall not preclude the credit facility subsequently being suspended or terminated in accordance with Article 20.

Article 20 - Immediate suspension or termination

§ 1.

The bank is entitled to suspend or terminate all or part of the undrawn portion of the credit facility or of the undrawn portion available under a particular form of utilisation with immediate effect and without prior notice, without being required to justify its decision.

§ 2.

In addition to the events of default provided for by law, the bank is also entitled to suspend or terminate the credit facility or a form of utilisation available under the credit facility - for both the drawn and undrawn portion thereof - in part or in full, with immediate effect and without notice:

a)

in the event of failure to pay any money on the due date or failure to comply with any other condition or undertaking relating to the credit facility or form of utilisation, including in the cases stipulated in the provisions applicable to the credit facility in accordance with Article 2, or if it transpires that a form of utilisation does not comply with the purpose for which it was granted, or if the object financed with a form of utilisation is disposed of, or if the credit facility or a form of utilisation was granted on the basis of information provided by the borrower which transpires to be incomplete or inaccurate, or if it transpires that the borrower has provided inaccurate or incomplete information during the term of the credit facility;

b)	in the event of protest or if, on the day following presentation, trade bills bearing the borrower's signature remain unpaid;
c)

in the event of the borrower ceasing to carry out its profession or business or if there is the threat of its business being ceased or materially changed; in the event of bankruptcy or manifest insolvency, suspension of payment, request for extension of payment, or request for amicable or judicial settlement; in the event of punishable actions committed by the borrower, its managers, directors or members of its management bodies, or one of these persons;

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d)	if any of the following circumstance arises in respect of the borrower:
-	decease, absence, event or measure which affects the trading or legal capacity;
-	voluntary change to the marriage contract or a demand to this end which may prejudice the bank's interest;
-	dissolution, liquidation, change in the legal form or company object, reduction in the company capital, appointment of a provisional manager or provisional administrator;
-	merger, demerger, contribution or transfer of an entire company or of a line of business;
-	disagreement among managers, directors, associates or business managers, or one of the corporate bodies becoming unmanageable due to detention of one of them;
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material amendment to the shareholder base which may affect the composition of the management bodies (and persons responsible for management and day-to-day management) or the bank's overall risk assessment;

e)

in the event of notification of an order to pay or seizure order on one of the borrower's assets or in the event of failure by the borrower to pay claims secured by a lien or mortgage, and in the event of failure to comply with, the suspension of, or the demand for immediate repayment of any obligation whatsoever towards the bank or another financial institution, or generally in the event of an occurrence which could give rise to or reveal financial difficulties or could affect the relationship of trust and confidence;

f)

if, in respect of the movable and immovable assets for the purpose of or serving for the borrower's profession or business activity or in respect of movable and immovable assets encumbered with a mortgage or other charge in favour of the bank or for which a promise or power of attorney to take a mortgage or charge in the bank's favour has been issued, or for which an undertaking not to grant a mortgage or charge in favour of third parties or dispose of the property has been issued, any of the following occurs: order, seizure or other legal action by a third party which require the borrower to sell off such property, or de facto disturbance of possession or action under pretence of having rights on the property; dispossession, building offence, pollution or in the event of such property being or becoming “zonevreemd”, demolition order, registration of a lien as stipulated in Article 27, 5° of the Law of 16 December 1851.

g)	in the event of assignment of, or a pledge or attachment on the rental income, salaries, wages, subsidies, bank accounts or other claims of the borrower;
h)	in the event of a reduction in value or loss of a security issued in favour of the bank;
i)

if, in the bank's opinion, the analysis of the borrower's accounts reveals that material losses have been suffered and that its financial equilibrium or solvency is threatened, of if the comparison of the balance sheets and/or accounting examinations carried out by the bank or on behalf of the bank reveals, in the bank's opinion, that the borrower's cumulative loss is twenty-five percent of its own funds (capital and reserves, excluding revaluation surpluses) after the required depreciation and write-downs have been made;

j)

if the borrower fails to fulfil the obligations prescribed by law, including company law, accounting law, environmental law, town planning regulations or the law applicable to the running of its professional activity;

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k)      if a third-party guarantor which issues a surety is subject to one of the events stipulated under a, b, c, d, e , f, g, h, i or j above; if a third-party guarantor which issues an in rem security is subject to one of the events stipulated under a, c, or d above; if a third-party guarantor which issues an in rem security is subject to one of the events stipulated under f, g, or h, limited to the property to which the security issued or undertaking given by the said guarantor relates.

§ 3.

Upon suspension of the credit facility or one of the forms of utilisation under the credit facility pursuant to the application of § 1 or § 2, all rights to utilisation in the forms subject to suspension are suspended with immediate effect. Suspension pursuant to one of the grounds given in § 2 above does not preclude the credit facility subsequently being immediately terminated for the same reasons or for another reason.

§ 4.

Upon termination of the credit facility or one of the forms of utilisation under the credit facility pursuant to the application of § 2, all amounts drawn down by the borrower in the forms subject to termination shall be immediately repayable, regardless of the agreed term for the repayment of the amounts drawn down.

Article 21 – Transfer

The bank may at all times transfer all its rights and obligations under the credit facility to one or more third parties, with the same terms and conditions and the security being maintained, without being required to request the borrower's agreement to this effect.

The rights relating to investment credits or short-term loans may also be transferred separately. In that event, the assignee shall have the benefit of all rights, terms and conditions, liens and security which secure the credit facility in its entirety up to the amount of the transfer, regardless of the balance due upon termination of the credit facility. The right to utilise the facility is suspended in the amount which the borrower owes to the assignee. The assignee shall exercise the rights relating to the investment credits or short-term loans transferred as it deems fit, but is not bound by the bank's obligations in respect of the credit facility in its entirety. Subsequent termination of the credit facility by the bank does not automatically result in termination of the form of utilisation transferred, but the assignee may demand immediate repayment of forms of utilisation transferred upon termination of the credit facility in execution of Article 20.

Article 22 – Notification and proof

Unless expressly stipulated to the contrary, all notifications and advices in implementation of the agreement and these General Conditions are duly served by ordinary mail or by any other means of communication suitable in the circumstances.

Provision by the bank of a copy from its files or accounts shall constitute adequate proof of the existence of an event cited. Consequently, the existence and amount of the bank's claim may be evidenced by an account statement, without it being necessary to furnish a notarial or private deed. All advices and notifications are duly made to one of the borrowers at the address for service elected. However, the bank reserves the right to serve advices and notifications to the borrower's actual address or the address of which it was most recently informed.

Article 23 – Governing law, competent courts and election of domicile

The credit facility is governed exclusively by Belgian law and any disputes shall be subject to the sole jurisdiction of the Belgian courts.

The bank elects address for service at is registered office. The borrower and third-party guarantor elect address for service at their current address in the event of a natural person or at their registered office in the event of a legal person.

However, the bank reserves the right to serve all writs and deeds to the actual residential address or to the most recent address of which it was notified by the borrower or the third-party guarantor.

Article 24 – Waiver

The fact that the bank delays in exercising any right in respect of the credit facility, only exercises such right partial , or fails to exercise such right, shall not operate as a waiver thereof.

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